Exhibit 24.1

PFIZER INC.

POWER OF ATTORNEY

The undersigned director of Pfizer Inc., a Delaware corporation, whose signature appears below hereby constitutes and appoints Douglas M. Lankler and Margaret M. Madden and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 25th day of June, 2015.

/s/ Dennis A. Ausiello		/s/ W. Don Cornwell
Name:	Dennis A. Ausiello	Name:	W. Don Cornwell
Title:	Director	Title:	Director

/s/ Joseph J. Echevarria		/s/ Frances D. Fergusson
Name:	Joseph J. Echevarria	Name:	Frances D. Fergusson
Title:	Director	Title:	Director

/s/ Helen H. Hobbs		/s/ James M. Kilts
Name:	Helen H. Hobbs	Name:	James M. Kilts
Title:	Director	Title:	Director

/s/ Shantanu Narayen		/s/ Suzanne Nora Johnson
Name:	Shantanu Narayen	Name:	Suzanne Nora Johnson
Title:	Director	Title:	Director

/s/ Ian C. Read		/s/ Stephen W. Sanger
Name:	Ian C. Read	Name:	Stephen W. Sanger
Title:	Director	Title:	Director

/s/ James C. Smith
Name:	James C. Smith
Title:	Director